Cover Note No TG0000617               [LOGO]                    Aon Re Worldwide

                                                                    Aon Re Japan

                                                             8 Devonshire Square
                                                                 London EC2M 4PL
                                                              tel: 0171 623 5500
                                                              fax: 0171 621 1511

PXRE REINSURANCE COMPANY
399 THORNALL STREET
14TH FLOOR
EDISON
NEW JERSEY
08837
U.S.A.                                                    Date: 7th January 2000

                                   COVER NOTE

REASSURED:          PXRE REINSURANCE COMPANY

PERIOD: Continuous contract from 1st January, 2000, subject to 90 days written notice of cancellation prior to 31st December any year. Covering new and renewal business.

TYPE:               QUOTA SHARE TREATY.

CLASS:              All business written by the Reassured.

TERRITORIAL SCOPE:  As per original business written by Reassured.

TREATY DETAIL:      Reassured to cede up to a maximum of $20,000,000 any one
                    programme for 100% on all business written and retained for net account.

                    Hereon 0.7% Quota Share.

COMMISSION:         As original plus 5% overrider on Gross Written Premium as
                    reimbursement for expenses.

PROFIT COMMISSION:  100% of underwriting profits after commissions, including overrider. Reinsurers Management Expenses $100,000.

LOSS CORRIDOR:      Reassured to retain all losses in excess of 90% Combined
                    Ratio.

ACCOUNTS:           Quarterly.

Please examine the terms, conditions and security shown on this Cover Note and advise us immediately if any of these are not in accordance with your requirements.
--------------------------------------------------------------------------------
Aon Group Limited
Registered Office: 8 Devonshire Square London EC2M 4PL
Registered in London No. 210725 o VAT Registration No. 480 8401 48

LLOYD's BROKER

Aon Re Worldwide                 [LOGO] Continuation of Cover Note No. TG0000617

FUNDS WITHHELD:     All cash balances in excess of $100,000 (in the aggregate
                    any one year).

CASH LOSS:          Special Cash request for individual losses and/or
                    catastrophe losses above $250,000 for 100%. (Waived for Kyoei's participation).

GENERAL CONDITIONS: Special Termination Clause as per wording.
                    Access to Records Clause.
                    Errors and Omissions Clause.
                    Insolvency Clause.
                    Arbitration Clause.
                    Offset Clause.

WORDING:            To be agreed.

INFORMATION:        1999 Revised Estimated Premium Income - $128,756,000 (for
                    100%).

                    2000 Estimated Premium Income - $152,267,000 (for 100%).

ORDER HEREON:       100% of 0.7% Quota Share.

Reinsured With:

      100.0000% THE KYOEI MUTUAL FIRE AND MARINE INSURANCE COMPANY TOKYO, JAPAN

      ---------
      100,0000%
      ---------

Aon Re Worldwide                [LOGO] Continuation of Cover Note No. TG0000617

                        Statement Of Connected Interests

Aon Corporation is the ultimate parent company of Aon Group Limited. Aon Corporation has, through its subsidiaries, made minority investments in certain Lloyd's syndicates which may be participants in this placement. These investments are subject to strict Lloyd's regulations prohibiting any influence upon the business conduct of such syndicates.

                              For and on behalf of
                                AON GROUP LIMITED


            /s/ David Ambrose                             /s/ Philip Rees
                Director                                      Director
          CLARKSON BAIN JAPAN                           CLARKSON BAIN JAPAN